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WEST PALM BEACH

                               January 23, 2003

Cobalt Corporation
401 West Michigan Street
Milwaukee, Wisconsin 53203

Ladies and Gentlemen:


     We have acted as counsel for Cobalt Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-3 Registration Statement, No. 333-101111 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering from time to time pursuant to Rule 415 under the Securities Act of an aggregate of 7,000,000 shares of the Company's common stock, no par value ("Common Stock"). Of the 7,000,000 shares of Common Stock, 500,000 shares (the "Company Shares") are being offered by the Company and 6,500,000 shares (the "Foundation Shares"), are being offered by the Wisconsin United For Health Foundation, Inc.

     As such counsel, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that:

     1. Provided that (i) at the time of any issuance or sale of Company Shares, a sufficient number of shares of Common Stock is authorized and available for issuance and (ii) the issuance of the Company Shares has been duly authorized by all necessary corporate action on the part of the Company, the Company Shares, when sold and paid for in the manner contemplated by the Registration Statement and any applicable supplement to the prospectus contained in the Registration Statement, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding

FOLEY & LARDNER                                             CLIENT/MATTER NUMBER
777 East Wisconsin Avenue, Suite 3800                       081543-0115
Milwaukee, Wisconsin  53202-5367

TEL: 414.271.2400
FAX: 414.297.4900
www.foleylardner.com

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Cobalt Corporation
January 23, 2003
page 2

six (6) months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

     2. The Foundation Shares have been duly and validly issued and are outstanding, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six
(6) months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                Very truly yours,

                                /s/ FOLEY & LARDNER

                                FOLEY & LARDNER